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                                                                     EXHIBIT 4.1



                                      THE

                               TYLER CORPORATION

                               STOCK OPTION PLAN

                 [AMENDED AND RESTATED AS OF FEBRUARY 7, 1997]



       On March 13, 1990, the Board of Directors (the "Board") of Tyler Corporation (then named Tyler Three, Inc.) (the "Company") adopted The Tyler Corporation Stock Option Plan (the "Plan").

       On February 7, 1997, the Board amended and restated the Plan in its entirety to, among other things, increase the number of shares of Common Stock that may be made the subject of options under the Plan and extend the term of the Plan.

       The Plan, as so amended and restated on February 7, 1997, is as follows:

       1. PURPOSE. The purpose of the Plan is to provide certain key employees with a proprietary interest in the Company through the granting of options which will:

              (a) increase the interest in the Company's welfare of those key employees who share the primary responsibility for the management, growth and protection of the business of the Company;

              (b) furnish an incentive to such key employees to continue their services for the Company; and

              (c) provide a means through which the Company may attract able persons to enter its employ.

       2. ADMINISTRATION. The Executive Committee of the Board shall administer the Plan, except that the Compensation Audit Committee of the Board shall administer the Plan to the extent that it covers employees who are officers or directors of the Company.

       3. PARTICIPANTS. The Committee shall from time to time select the particular employees from among those key employees of the Company or of any Subsidiary to whom options are to be granted. Upon each such grant, the selected key employee will become a participant in the Plan. For purposes of this Plan, key employees shall mean those employees of the Company and its Subsidiaries whose performance and responsibilities are determined by the Committee to be influential to the success of the Company.

       4. RESTRICTION ON ELIGIBILITY. No Incentive Option shall be granted to a director of the Company who is not an employee of the Company or of a Subsidiary. Further, no Incentive Option shall be granted to an employee who owns more than 10% of the voting power of all classes of stock of the Company or its Parent or Subsidiaries. The 10% shareholder limitation shall not apply if the option price is at least 110% of the fair market value of the stock at the time



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the Incentive Option is granted and the option is not exercisable more than five years from the date it is granted.

       5. SHARES SUBJECT TO PLAN. The Committee may not grant options under the Plan for more than 1,800,000 shares of Common Stock of the Company, but this number may be adjusted to reflect, if deemed appropriate by the Committee, any stock dividend, stock split, share combination, recapitalization or the like, of or by the Company. The Committee may grant options for a larger number of shares, but the terms of the options must be such that no more than the number of shares specified in the previous sentence may be issued on exercise of options granted under the Plan. Shares to be optioned and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares that by reason of the expiration of an option or otherwise are no longer subject to purchase pursuant to an option granted under the Plan may be reoffered under the Plan.

       6. LIMITATION ON AMOUNT. The aggregate fair market value (determined at the time of grant) of the stock which any employee is first eligible to purchase in any calendar year by exercise of Incentive Options granted under this Plan and all incentive stock option plans of the Company or its Parent or Subsidiaries shall not exceed $100,000. For this purpose, the fair market value (determined at the respective date of grant of each option) of the stock purchasable by exercise of an Incentive Option (or an installment thereof) shall be counted against the $100,000 annual limitation for an optionholder only for the calendar year such stock is first purchasable under the terms of the option.

       7. ALLOTMENT OF SHARES. The Committee shall determine the number of shares of Common Stock to be offered from time to time by grant of options to key employees of the Company or its Subsidiaries. The grant of an option to a key employee shall not be deemed either to entitle such employee to, or disqualify such employee from, participation in any other grant of options under the Plan.

       8. GRANTS OF OPTIONS. The Committee is authorized to grant Incentive Options and Nonqualified Options under the Plan. The grant of options shall be evidenced by stock option agreements containing such terms and provisions as are approved by the Committee, but not inconsistent with the Plan, including provisions that may be necessary to assure that any option that is intended to be an Incentive Option will comply with Section 422 of the Internal Revenue Code of 1986, as amended. The Company shall execute stock option agreements upon instructions from the Committee. A stock option agreement may provide, if the Committee so determines, that upon the exercise of the option the Committee may elect to pay, in lieu of receipt from the optionholder of the exercise price and issuance of certificates for the shares of stock exercised, an amount equal to the excess of the fair market value per share on the date of exercise over the per share exercise price of the option, multiplied by the number of shares covered by the option or the portion thereof being exercised ("Stock Appreciation"). If such election is made, the Stock Appreciation shall be paid to the optionholder either in cash or in Common Stock, or in cash and Common Stock (based on the fair market value of such stock on the date of election by the optionholder), as the Committee shall determine. The option to purchase shares shall terminate with respect to the number of shares for which the Stock Appreciation is paid. The Committee may grant options to key employees after the amendment and restatement of the Plan on February 7, 1997 and prior to stockholder approval of the




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Plan. If for any reason the stockholders of the Company do not approve the amended and restated Plan at their 1997 annual meeting (or any adjournment thereof), all options granted to employees under the restated Plan at a time when the aggregate number of shares subject to then outstanding options exceeded the aggregate number of shares then available for issuance pursuant to the Plan, will be terminated and of no effect and all other options granted to employees during such period shall remain outstanding and shall be governed by the Plan as it existed prior to its amendment and restatement on February 7, 1997. No option that is so subject to termination may be exercised in whole or in part prior to such stockholder approval.

       9. OPTION PRICE. The option price for shares subject to options granted under the Plan shall be determined by the Committee and shall not be less than 100 percent of the fair market value per share of the Common Stock on the date the option is granted. The fair market value per share of the stock on the date of grant of the option shall be the reported closing price of the Common Stock on the New York Stock Exchange on the date of grant of the option, or if no sale of the Common Stock shall have been reported on such date of grant, on the next preceding day or the last day prior to the date of grant when a sale was reported.

       10. OPTION PERIOD; VESTING. The Option Period will begin on the date the option is granted, which will be the date the Committee authorizes the option unless the Committee specifies a later date. No option may terminate later than ten years from the date the option is granted. The Committee may provide for the options to vest and become exercisable in installments and upon such other terms, conditions and restrictions as it may determine. The Committee may provide for earlier termination of the option and the Option Period in the case of termination of employment, dishonesty, or for any other reason. The Committee may accelerate the exercise of or terminate any or all outstanding options, or both, upon such terms and dates as the Committee determines in its sole discretion in the event the Company shall sell all or substantially all of its assets or if all or substantially all of the Company stock is sold, or exchanged for or converted into securities of another corporation, or in the event of some other material corporate restructuring.

       11. RIGHTS IN EVENT OF DEATH. If a participant dies prior to termination of his right to exercise an option in accordance with the provisions of the Plan or his stock option agreement, without having totally exercised the option, the option may be exercised, to the extent of the shares with respect to which the option could have been exercised on the date of the participant's death, by the participant's estate or by the person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the participant, provided the option is exercised prior to the date of expiration of the Option Period or one year from the date of the participant's death, whichever first occurs.

       12. PAYMENT. Full payment for shares of Common Stock purchased upon exercising an option shall be made in cash or by check at the time of exercise, or on such other terms as are set forth in the applicable option agreement. No shares of Common Stock shall be issued until full payment of the purchase price therefor has been made, and a participant shall have none of the rights of a stockholder until shares are issued to him.

       13. EXERCISE OF OPTION. Unless otherwise provided in this Plan, all options granted under the Plan may be exercised during the Option Period, at such times, in such amounts, in


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accordance with such terms and subject to such restrictions as are set forth in the applicable stock option agreements. In no event shall an option be exercised or shares be issued pursuant to an option if any requisite action, approval or consent of any governmental authority of any kind having jurisdiction over the exercise of options shall not have been taken or secured. The Committee may offer an optionholder, upon such conditions and restrictions as it deems advisable and in lieu of receipt from him of the exercise price and issuance of certificates for the shares of stock exercised, the right to elect payment in cash, Common Stock, or a combination of cash and Common Stock as the Committee shall determine in an amount equal to the Stock Appreciation.

       14. CAPITAL ADJUSTMENTS AND REORGANIZATIONS. The number of shares of Common Stock covered by each outstanding option granted under the Plan and the option price thereof, may be adjusted to reflect, as deemed appropriate by the Committee, any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Company.

       15. NON-ASSIGNABILITY. Options may not be transferred other than by will or by the laws of descent and distribution. During a participant's lifetime, options granted to a participant may be exercised only by the participant or by his guardian or legal representative.

       16. INTERPRETATION. The Committee shall interpret the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Committee may rescind and amend its rules and regulations.

       17. AMENDMENT OR DISCONTINUANCE. The Plan may be amended or discontinued by the Board without the approval of the stockholders of the Company, except that any amendment that would materially increase the number of securities that may be issued under the Plan or change the class of employees who are eligible to receive options under the Plan must be approved by the stockholders of the Company.

       18. EFFECT OF PLAN. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any officer or employee any right to be granted an option to purchase Common Stock of the Company or any other rights except as may be evidenced by the stock option agreement, or any amendment thereto, duly authorized by the Board or the Committee and executed on behalf of the Company and then only to the extent and on the terms and conditions expressly set forth therein and in the Plan.

       19. TERM. Unless sooner terminated by action of the Board, this Plan will terminate on February 6, 2007. The Committee may not grant options under the Plan after that date, but options granted before that date will continue to be effective in accordance with their terms (subject to the condition of obtaining stockholder approval with respect to certain options as set forth in
Section 8).

       20. DEFINITIONS. For the purpose of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:



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              (a) "Committee" shall mean the Executive Committee or the
       Compensation Audit Committee of the Board, whichever is administering the Plan with respect to a particular grantee.

              (b) "Common Stock" shall mean the Company's Common Stock which the Company is currently authorized to issue or may in the future be authorized to issue (as long as the common stock varies from that currently authorized, if at all, only in amount of par value).

              (c) "Incentive Option" shall mean an option granted under the Plan which meets the requirements of Section 422 of the Internal Revenue Code of 1986, as amended.

              (d) "Nonqualified Option" shall mean an option granted under the Plan which is not intended to be an Incentive Option.

              (e) "Option Period" shall mean the period beginning on the date of grant of an option and terminating on the last day an option may be exercised, as provided in the Plan or, if applicable, the related stock option agreement.

              (f) "Parent" shall mean any corporation in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

              (g) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and "Subsidiaries" means more than one of any such corporations.



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